       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1997
                                                      Registration No. 333-
--------------------------------------------------------------------------------


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                 ------------------
                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933
                                 ------------------
                                GUITAR CENTER, INC.
                (Exact name of registrant as specified in its charter)

               DELAWARE                                95-4600862
     (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)             Identification No.)

           5155 CLARETON DRIVE
       AGOURA HILLS, CALIFORNIA                          91301
(Address of Principal Executive Offices)              (Zip Code)
                                 ------------------

                          1997 EQUITY PARTICIPATION PLAN

               AMENDED AND RESTATED 1996 PERFORMANCE STOCK OPTION PLAN

  MANAGEMENT STOCK OPTION AGREEMENT, DATED JUNE 5, 1996, BY AND BETWEEN GUITAR
                  CENTER, INC.* AND MARTY ALBERTSON, AS AMENDED

  MANAGEMENT STOCK OPTION AGREEMENT, DATED JUNE 5, 1996, BY AND BETWEEN GUITAR
                    CENTER, INC.* AND LARRY THOMAS, AS AMENDED

                               (Full title of the plan)
                          ----------------------------------
                                      BRUCE ROSS
                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                 GUITAR CENTER, INC.
                                 5155 CLARETON DRIVE
                            AGOURA HILLS, CALIFORNIA 91301
                       (Name and address of agent for service)
                                    (818) 735-8800
            (Telephone Number, Including Area Code, of Agent For Service)
                                  ------------------
                                      Copies to:
                              ANTHONY J. RICHMOND, ESQ.
                                   LATHAM & WATKINS
                          633 WEST FIFTH STREET, SUITE 4000
                            LOS ANGELES, CALIFORNIA 90071
                                    (213) 485-1234

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                 Proposed
                                 Proposed        Maximum
Title of           Amount         Maximum       Aggregate       Amount of
Securities to       to be      Offering Price    Offering      Registration
be Registered   Registered (1)  Per Share (2)   Price (2)           Fee
--------------------------------------------------------------------------------
Common Stock     2,384,752 (1)    $10.89       $28,745,887       $8,711
$.01 par value                      and
                                 $14.0625

--------------
(Cover continued on next page)

(*)  Guitar Center, Inc. was formerly known as Guitar Center Management Company,
    Inc.
(1) The amount of shares to be registered is comprised of (i) 875,000 shares authorized for issuance under the 1997 Equity Participation Plan (the "1997 Plan"); (ii) 713,782 shares subject to currently outstanding options under the Amended and Restated 1996 Performance Stock Option Plan (the "1996 Plan"); (iii) 397,985 shares subject to currently outstanding options pursuant to the Management Stock Option Agreement, dated June 5, 1996, by and between Guitar Center, Inc. and Marty Albertson, as Amended (the "Albertson Agreement"); and (iv) 397,985 shares subject to currently outstanding options pursuant to the Management Stock Option Agreement, dated June 5, 1996, by and between Guitar Center, Inc. and Larry Thomas, as Amended (the "Thomas Agreement").
(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (i) the exercise price per share ($10.89) of outstanding options for the purchase of the 713,782 shares under the 1996 Plan; (ii) the exercise price per share ($10.89) of outstanding options for the purchase of the 397,985 shares under the Albertson Agreement; (iii) the exercise price per share ($10.89) of outstanding options for the purchase of the 397,985 shares under the Thomas Agreement; and (iv) the average of the high and low prices for the Company's Common Stock on the Nasdaq National Market on April 24, 1997 ($14.0625), for the 875,000 shares authorized for issuance under the 1997 Plan.

                                  Page 2 of 12 pages
                           Exhibit Index appears on Page 8

                                        PART I

Item 1.  Plan Information

         Not required to be filed with this Registration Statement.


Item 2.  Registrant Information and Employee Plan Annual Information

         Not required to be filed with this Registration Statement.


                                       PART II

Item 3.  Incorporation of Documents by Reference

         The registrant, Guitar Center, Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

         A. The Company's Prospectus, dated March 13, 1997, filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), on March 14, 1997;

         B. The Company's Annual Report on Form 10-K for the year ended December 31, 1996; and

         C. Description of the Company's Common Stock contained in the Registration Statement on Form S-1 filed with the Commission pursuant to the Act, on January 31, 1997, and amended by Amendment No. 1 thereto filed with the Commission on February 20, 1997 and Amendment No. 2 thereto filed with the Commission on March 10, 1997.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.



                                  Page 3 of 12 pages

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         The Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware Law, directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under the Delaware Law, a director's liability to the Company or its stockholders may not be limited or eliminated (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to certain unlawful dividend payments, stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. This provision, in effect, eliminates the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director, except in the situations set forth in clauses (i) through (iv) above. In addition, the Certificate of Incorporation does not alter the liability of directors under federal securities laws, and does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief, such as an injunction or rescission, in the vent of a breach in a director's duty of care. The Certificate of Incorporation requires the Company to indemnify all directors and officers of the Company to the fullest extent permitted by law. The Bylaws also require the Company to indemnify and advance indemnification expenses to the Company's officers and directors. The Company has entered into agreements to provide indemnification for the Company's directors and executive officers in addition to the indemnification permitted by the Certificate of Incorporation. These agreements, among other things, will indemnify the Company's directors and executive officers of certain expenses (including attorney's fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Company to the fullest extent permitted by applicable laws.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

4.1 The Company's Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.5 of the Company's Registration Statement No. 333-20931).

4.2 Employment Agreement dated June 5, 1996 between the Company and Bruce Ross, as amended (Incorporated by reference to Exhibit 10.7 of the Company's Registration Statement No. 333-20931).

4.3 Employment Agreement dated June 5, 1996 between the Company and Barry Soosman, as amended (Incorporated by reference to Exhibit
              10.9 of the Company's Registration Statement No. 333-20931).

                                  Page 4 of 12 pages

4.4 Management Stock Option Agreement dated June 5, 1996 by and between the Company and Lawrence Thomas (Incorporated by reference to Exhibit 10.16 of the Company's Registration Statement No. 333-10491).

4.5 Management Stock Option Agreement dated June 5, 1996 by and between the Company and Marty Albertson (Incorporated by reference to Exhibit 10.17 of the Company's Registration Statement No. 333-10491).

4.6 Stockholders Agreement dated June 5, 1996 among the Company, and the investors listed therein (Incorporated by reference to Exhibit 10.19 of the company's Registration Statement No. 333-10491).

4.7 Amendment No. 1 to Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.24 of the Company's Registration Statement No. 333-20931).

4.8           1997 Equity Participation Plan (Incorporated by reference to
              Exhibit 10.26 of the Company's Registration Statement No. 333-20931).

4.9 Modification to Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.28 of the Company's Registration Statement No. 333-20931).

4.10 Amendment No. 2 to the Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.30 of the Company's Registration Statement No. 333-20931).

4.11 Amendment No. 1 to Management Stock Option Agreement dated as of October 15, 1996 between the Company and Larry Thomas (Incorporated by reference to Exhibit 10.21 contained in Registration Statement No. 333-10491).

4.12 Amendment No. 1 to Management Stock Option Agreement dated as of October 15, 1996 between the Company and Marty Albertson (Incorporated by reference to Exhibit 10.22 contained in Registration Statement No. 333-10491).

5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

23.1 Consent of KPMG Peat Marwick LLP, the Company's independent auditors.

23.2          Consent of Ernst & Young LLP

23.3          Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1          Powers of Attorney (included on page 8).


                                  Page 5 of 12 pages

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  Page 6 of 12 pages

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 25th day of April, 1997.


                                  GUITAR CENTER, INC.



                                  By:   /S/ LARRY THOMAS
                                       -----------------------------
                                       Larry Thomas
                                       President and
                                       Chief Executive Officer

                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Larry Thomas, Marty Albertson and Bruce Ross, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

    SIGNATURE                          TITLE                         DATE
    ---------                          -----                         ----

/S/ LARRY THOMAS             President, Chief Executive         April 25, 1997
------------------------     Officer and Director
Larry Thomas

/S/ BRUCE ROSS               Vice President, Chief              April 25, 1997
------------------------     Financial Officer and  Secretary
Bruce Ross

/S/ MARTY ALBERTSON          Executive Vice President,          April 25, 1997
------------------------     Chief Operating Officer
Marty Albertson              and Director

                             Director                           April __, 1997
------------------------
Raymond Scherr

/S/ DAVID FERGUSON           Director                           April 25, 1997
------------------------
David Ferguson

/S/ JEFFREY WALKER           Director                           April 25, 1997
------------------------
Jeffrey Walker

/S/ MICHAEL LAZARUS          Director                           April 25, 1997
------------------------
Michael Lazarus

/S/ STEVEN BURGE             Director                           April 25, 1997
------------------------
Steven Burge


                                  Page 7 of 12 pages

                                  INDEX TO EXHIBITS
EXHIBIT                                                                     PAGE
-------                                                                     ----

4.1 The Company's Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.5 of the Company's Registration Statement No. 333-20931).

4.2 Employment Agreement dated June 5, 1996 between the Company and Bruce Ross, as amended (Incorporated by reference to Exhibit 10.7 of the Company's Registration Statement No. 333-20931).

4.3 Employment Agreement dated June 5, 1996 between the Company and Barry Soosman, as amended (Incorporated by reference to Exhibit 10.9 of the Company's Registration Statement No. 333-20931).

4.4 Management Stock Option Agreement dated June 5, 1996 by and between the Company and Lawrence Thomas (Incorporated by reference to Exhibit
         10.16 of the Company's Registration Statement No. 333-10491).

4.5 Management Stock Option Agreement dated June 5, 1996 by and between the Company and Marty Albertson (Incorporated by reference to Exhibit
         10.17 of the Company's Registration Statement No. 333-10491).

4.6 Stockholders Agreement dated June 5, 1996 among the Company, and the investors listed therein (Incorporated by reference to Exhibit 10.19 of the company's Registration Statement No. 333-10491).

4.7 Amendment No. 1 to Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.24 of the Company's Registration Statement No. 333-20931).

4.8      1997 Equity Participation Plan (Incorporated by reference to Exhibit
         10.26 of the Company's Registration Statement No. 333-20931).

4.9 Modification to Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.28 of the Company's Registration Statement No. 333-20931).

4.10 Amendment No. 2 to the Amended and Restated 1996 Performance Stock Option Plan (Incorporated by reference to Exhibit 10.30 of the Company's Registration Statement No. 333-20931).

4.11 Amendment No. 1 to Management Stock Option Agreement dated as of October 15, 1996 between the Company and Larry Thomas (Incorporated by reference to Exhibit 10.21 contained in Registration Statement No. 333-10491).

4.12 Amendment No. 1 to Management Stock Option Agreement dated as of October 15, 1996 between the Company and Marty Albertson (Incorporated by reference to Exhibit 10.22 contained in Registration Statement No. 333-10491).

*5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.


                                  Page 8 of 12 pages

*23.1    Consent of KPMG Peat Marwick LLP, the Company's independent auditors.

*23.2    Consent of Ernst & Young LLP

*23.3    Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

*24.1    Powers of Attorney (included on page 8).

------------------------
* Filed herewith

                                  Page 9 of 12 pages